EXHIBIT 4(kk)

                   Collateral Pledge Agreement between CRIIMI MAE Inc.
                      and The Riggs National Bank of Washington, D.C.







                           COLLATERAL PLEDGE AGREEMENT


                                   dated as of

                                February 24, 1995

                                     between


                                CRIIMI MAE INC.,

                                       and

                   THE RIGGS NATIONAL BANK OF WASHINGTON, D.C.

                           COLLATERAL PLEDGE AGREEMENT

     THIS COLLATERAL PLEDGE AGREEMENT (as modified, amended or supplemented from time to time, the "Agreement"), dated as of February 24, 1995, between CRIIMI MAE INC. (the "Borrower"), a Maryland corporation, and THE RIGGS NATIONAL BANK OF WASHINGTON, D.C. (the "Bank"), a national banking association, recites and provides:

                                    RECITALS

     The Borrower and the Bank are parties to a Credit Agreement dated as of February 24, 1995 (as modified, amended or supplemented from time to time, the "Credit Agreement") pursuant to which the Bank has agreed to make loans to the Borrower in an aggregate principal amount of up to $10,000,000 at any time outstanding (the "Loans").

     The Bank has agreed to make the Loans only if the Borrower enters into this Agreement to pledge the Collateral (as defined herein) to the Bank, in the amounts required hereunder as security for the obligations of the Borrower to the Bank under the Credit Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and the covenants and agreements hereinafter contained and contained in the Credit Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the Borrower and the Bank agree as follows:

                                    ARTICLE
                                   DEFINITIONS

     SECTION I.     Definitions.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Advisor" means CRI Insured Mortgage Associates Adviser Limited Partnership, a Delaware limited partnership, and its successors.

     "Agreement" means this Collateral Pledge Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and of the Credit Agreement.

     "Applicable Rate" means the interest rate in effect from time to time under the Credit Agreement, without giving effect to any 2% increase imposed as the result of an Event of Default.

     "Authorized Newspaper" means The Wall Street Journal or any successor daily newspaper or if there is no such successor daily newspaper, then The New York Times.

     "Loans" has the meaning set forth in the recitals hereto.

     "Board" means the board of directors of the Borrower or any committee of that board duly authorized to act in any manner relating hereto.

     "Borrower Request" means a written request or order signed in the name of the Borrower or the Advisor by the Chairman of the Board, the President, any Vice Presidents, Treasurer, Controller, Assistant Controller, or Secretary, of the Borrower or the Advisor, as the case may be, delivered to the Bank.

     "Collateral" has the meaning as set forth in Section 2.1(a) hereof.

     "Collateral Proceeds" means all proceeds, as well as all other funds, credit or other property derived by the Bank or the Borrower, from or with respect to the Collateral.

     "Credit Agreement" means the Credit Agreement, dated as of February 24, 1995 between the Borrower and the Bank, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Debt" of any Person means at any date, (a) all obligations of such Person which in accordance with generally accepted accounting principles in effect from time to time would be classified on a balance sheet of such Person as liabilities of such Person including, without limitation, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (b) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (c) all Debt of others Guaranteed by such Person.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Washington, D.C. are authorized by law to close.

     "Eligible Liquid Assets" shall have the meaning assigned to such term in the Credit Agreement.

     "Fair Market Value" means on any date of determination thereof (the "Determination Date") with respect to the Liquidating REIT Stock, the closing price published in an Authorized Newspaper on the Determination Date or the publication date most recently prior to the Determination Date for such Liquidating REIT Stock or, at the election of the Borrower, the average of such closing prices for a period of five consecutive publication days ending on the Determination Date or the publication date most recently prior to the Determination Date for such Liquidating REIT Stock (provided that such closing prices have been reported on each day of such five publication day period); provided further that if no closing price is published on the Determination Date or the publication date most recently prior to the Determination Date for such Liquidating REIT Stock but the bid and asked prices of the Liquidating REIT Stock are published on a regular basis in an Authorized Newspaper, the Fair Market Value of the Liquidating REIT Stock shall be the bid price for the Liquidating REIT Stock so published on the Determination Date or the publication date most recently prior to the Determination Date; provided, however, that in the event that the Fair Market Value of each share of Liquidating REIT Stock computed under both (or, if the five publication day period method is not permitted hereby, then such Fair Market Value based solely on the closing price published on the Determination Date or the publication date most recently prior to the Determination Date) of the foregoing procedures based on the closing price of such Liquidating REIT Stock (or the Fair Market Value of each share of such Liquidating REIT Stock computed under the procedure based on the bid price thereof if such closing price is not reported) is greater than 110 percent of the Net Liquidation Value Per Share of such shares on the Determination Date, the Fair Market Value of the Liquidating REIT Stock shall equal 110 percent of the Net Liquidation Value Per Share on the Determination Date of such Liquidating REIT Stock.

     "Fundamental Change" means, but is not limited to: (a) any increase in the expected life of the Liquidating REIT beyond December 31, 2000, (b) any amendment of the Liquidating REIT's Articles of Incorporation, (c) any amendment of the Liquidating REIT's By-Laws other than immaterial amendments that could not adversely affect the rights of the Bank under the Loan Documents or the value of the Liquidating REIT Stock, (d) the incurrence by the Liquidating REIT of any Debt, other than Debt permitted by Section 6.1(o) of the Credit Agreement, (e) the existence of any Lien on any of the assets of the Liquidating REIT, other than Liens securing Debt permitted by Section 6.1(o)(iii) of the Credit Agreement, provided, however, that the existence of any such Lien shall not constitute a Fundamental Change so long as the amount of all such Liens shall not exceed $500,000 and (i) the validity or application thereof shall be contested by the Liquidating REIT in good faith or (ii) the Liquidating REIT shall, at all times after learning thereof, act in good faith to remove any such Lien, (f) the failure of the Liquidating REIT Stock, which is listed on a national securities exchange on the date of this Agreement, to continue to be listed on a national securities exchange, or (g) any merger or consolidation to which the Liquidating REIT is a party.

     "Funding Date" means the date on which the initial Loan is made by the Bank under the Credit Agreement.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Independent Accountants" means Arthur Andersen, L.L.P. or any other firm of certified public accountants of recognized standing, which may also be the accountants who at such time audit the books of the Borrower or any of its affiliates, provided such firm is independent with respect to the Borrower within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     "Initial Collateral" means the shares of Liquidating REIT Stock delivered to the Bank on the Funding Date.

     "Initial Valuation Period" means the period commencing five calendar days prior (a) to a Funding Date and ending on the Funding Date, or (b) to the date of delivery of Initial Collateral and ending on such delivery date.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower, the Liquidating REIT or any of their respective Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Lien of this Agreement" or "Lien hereof" means the Lien created by this Agreement or by any concurrent or subsequent conveyance to the Bank (whether made by the Borrower or any other Person) or otherwise created, constituting any property held by the Bank as security for the performance of the Borrower's obligations under the Credit Agreement and this Agreement and the Obligations, on the terms and to the extent provided herein.

     "Liquidating REIT" means CRI Liquidating REIT, Inc., a Maryland corporation, and any successor.

     "Liquidating REIT Stock" means the common voting stock, par value $0.01 per share, of the Liquidating REIT.

     "Liquidation" means any sale, transfer or other disposition by the Bank of any Collateral, except as permitted under Section 3.6 hereof.

     "Liquidation Period" means the period of time during which the Liquidation of any Collateral is required or permitted pursuant to this Agreement.

     "Liquidation Value" means on any date, with respect to the assets of any Person, the amount that would be obtained upon the sale of the assets of such Person that would qualify as Eligible Liquid Assets in an arm's-length sale in the ordinary course of business.

     "Loan Documents" has the meaning assigned to such term in the Credit Agreement.

     "Net Liquidation Value Per Share" means on any date, with respect to any Person, (a) the Liquidation Value of the assets of such Person, minus all liabilities of such Person divided by (b) the number of outstanding shares of capital stock of such Person.

     "The New York Times" means the newspaper or a successor thereto of general circulation published under the name "The New York Times" in the Borough of Manhattan, City of New York.

     "Obligations" means all direct, indirect, contingent, primary, secondary, joint, several, joint and several liabilities, and the payment in full and performance by the Borrower, when due (whether at stated maturity, upon acceleration or otherwise), of all of its obligations, under the Loan Documents (as such documents are amended, modified or supplemented from time to time, including without limitation any amendment that increases the amounts that are or may be due or outstanding thereunder), including the payment of all amounts that would become due but for the automatic stay under Section 362 of the Bankruptcy Code, all reasonable out-of-pocket costs incurred by the Bank to obtain, preserve, protect, perfect and enforce the foregoing or the security interest granted hereby or thereby, to collect the above and maintain and preserve any Collateral therefor or as a result of any breach or misrepresentation thereunder (including without limitation the expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on any Collateral), and also the due and punctual performance of all of the terms, covenants, conditions and agreements with respect to any of the foregoing plus, upon demand, and whether or not suit is brought, all reasonable out-of-pocket costs (including without limitation court costs), expense advances and reasonable attorneys fees that may be made or incurred by the Bank in the collection of the foregoing or the enforcement of any of the foregoing or the exercise by the Bank of any of its rights under the Loan Documents (as such documents are amended, modified or supplemented from time to time, including without limitation any amendment that increases the amounts that are or may be outstanding thereunder) or in and to any Collateral or other rights against the Borrower, the Liquidating REIT or any other party to the Loan Documents (as such documents are amended, modified or supplemented from time to time, including without limitation any amendment that increases the amounts that are or may be outstanding thereunder or adds any party or parties thereto) and any indebtedness or liability that may exist or arise as a result of any payment made by or for the benefit of the Borrower being avoided or set aside as a preference under Sections 547 or 550 of the United States Bankruptcy Code, as amended, or any state laws governing insolvency or creditors' rights, all extensions, renewals, replacements, refundings or modifications of any of the foregoing, and any awards of damages, judgments or settlement obligations relating to any of the foregoing, in each case whether now existing or hereafter existing, arising or incurred. It is the clear and express intention of the Borrower that the continuing grant of the security interests granted hereby remain as security for the Obligations, whether now existing or that may hereafter be incurred by future advances or otherwise. The notice of the continuing grant of such security interests therefore shall not be required to be stated on the face of any document representing any Obligation or otherwise identifying it as being secured pursuant hereto. Any such Obligation shall be deemed to have been made, incurred or advanced pursuant to Section 9-204(3) of the Uniform Commercial Code as in effect on the date hereof in the District of Columbia or any other applicable law.

     "Officer's Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, Controller or Assistant Controller, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries, of the Borrower.

     "Opinion of Counsel" means a written opinion of counsel to the Borrower, reasonably acceptable to the Bank, who may (except as otherwise expressly provided in this Agreement) be an employee of the Borrower.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

     "Valuation Date" means, subject to the provisions of the definition of Fair Market Value, the Funding Date and the fifth Domestic Business Day of each calendar month after the Funding Date.

     "Vice President," when used with respect to the Borrower or the Advisor, shall mean any Vice President, whether or not designated by a number or a word or words added before or after the title "Vice President," and, when used with respect to a Bank, shall mean any vice president, whether or not designated by a number or a word or words added before or after the title "Vice President."

     "The Wall Street Journal" means the newspaper or a successor thereto of general circulation published under the name "The Wall Street Journal" in the Borough of Manhattan, City of New York.

     SECTION 1.2    Rules of Construction.

          (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, words importing the singular number shall include the plural and vice versa.

          (b) Reference to a section number, such as this Section 1.2, shall mean and include all provisions within that section of this Agreement, unless a particular subsection, paragraph or subparagraph is specified.

          (c) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, except as otherwise specified herein, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Bank.

          (d) Any words or phrases defined in the Credit Agreement shall have the meaning given such words or phrases therein for purposes of this Agreement, unless defined differently in this Agreement.

                                   ARTICLE II
                              PLEDGE OF COLLATERAL

     SECTION 2.1    Pledge and Assignment of Collateral by the Borrower.

          (a) The Borrower by these presents does hereby grant, bargain, release, convey, assign, pledge, transfer, mortgage, grant a lien on and security interest in, and confirm unto the Bank, all and each of the following property (herein collectively called the "Collateral"):

               (i) the Initial Collateral and all subsequent shares of Liquidating REIT Stock as shall be hereafter conveyed, assigned or transferred and delivered by or on behalf of the Borrower to the Bank, at any time and from time to time, pursuant to the terms of this Agreement; and

               (ii) to the extent provided in this Agreement, all proceeds and distributions, including payments of dividends, with respect thereto; and

               (iii)     all Collateral Proceeds.

          (b) The Bank and its successors and assigns, shall HAVE AND HOLD the Collateral subject to the terms of this Agreement, as security for the performance of the Obligations.

          (c) On the Funding Date, the Borrower shall deliver or cause to be delivered the Initial Collateral to the Bank in accordance with the procedures set forth in Section 2.2 hereof.

     SECTION 2.2    Possession of Collateral.

          (a) For purposes of this Agreement, transfer and delivery of Collateral to the Bank shall be made in compliance with the procedures set forth in this Section and the Bank shall be deemed to be in possession of the Collateral upon compliance with the procedures set forth in this Section 2.2 with respect to such Collateral. The Borrower and the Bank shall comply with the procedures set forth in this Section with respect to all Collateral received by the Bank pursuant to this Agreement; provided, however, that failure to so comply shall not be construed to affect or limit the security interest granted in this Agreement by the Borrower to the Bank for the Bank or the perfection of such security interest.

          (b) The Borrower shall deliver such certificate or certificates as evidence of the Collateral, and an assignment, stock power or other appropriate instrument of transfer to the Bank duly executed in blank and on a separate form. Such certificate or certificates and the assignment, stock power or transfer form or forms shall be physically delivered to the possession of the Bank. If an Event of Default shall have occurred and be continuing, the Bank may promptly cause such certificate or certificates to be registered in the name of the Bank. In the event that no Event of Default has existed for a period of ten consecutive days, the Borrower may, upon written notice to the Bank and delivery to the Bank of an assignment, stock power or other instrument of transfer complying with the requirements of this Section , request that any such certificate or certificates registered in the name of the Bank be registered in the name of the Borrower and the Bank shall use its best efforts to cause any such certificate or certificates to be registered in the name of the Borrower on the fifth Business Day after receipt of such notice from the Borrower unless the Bank has received notice that the conditions to such registration have not been met.

          (c) If the Bank receives an Opinion of Counsel stating that the procedures for the delivery of Collateral set forth in Section 2.2 are not effective to create a perfected security interest of first priority in Collateral delivered as provided by this Section 2.2, the procedures shall be modified by the parties hereto in such manner and to the extent necessary so that delivery of Collateral in accordance with the modified procedures will create a perfected security interest of first priority in Collateral so delivered, and such procedures are reasonably satisfactory to the Bank.

          (d) The Borrower will deliver promptly (but not later than three Domestic Business Days after request by the Bank) to the Bank such other documents, certificates and opinions as the Bank may reasonably request in connection with the subjection of any Collateral (and Collateral Proceeds) to the Lien of this Agreement to the extent contemplated hereby.

          (e) The provisions of this Section 2.2 shall apply with respect to the delivery of the Initial Collateral and any additional Collateral to be added in accordance with Section 3.5 hereof.

                                   ARTICLE III
                             COLLATERAL MAINTENANCE

     SECTION 3.1    Holding of Collateral.

     All Collateral, until commencement of a Liquidation Period, shall be held by the Bank. After commencement of a Liquidation Period and written notice from the Bank to the Borrower thereof, the Bank may register any such Collateral in its own name or the name of any of its nominees.

     SECTION 3.2    Dividends and Other Distributions on Liquidating REIT Stock.

          (a) Unless an Event of Default shall have occurred and be continuing, all cash dividends payable in respect of the Liquidating REIT Stock pledged as Collateral shall be paid to the Borrower.

          (b) If an Event of Default has occurred and is continuing, the Bank shall give written notice thereof to the Borrower and all rights of the Borrower to receive any cash dividends payable in respect of the Liquidating REIT Stock pledged as Collateral shall cease during the continuation of such Event of Default, and all such rights shall thereupon become vested in the Bank (who shall have the sole and exclusive right and authority to receive and retain such dividends), and all such cash dividends shall be paid to the Bank to be applied to the repayment of the Obligations. If any cash dividends payable in respect of the Liquidating REIT Stock pledged as Collateral are paid to the Borrower during the continuance of any Event of Default, the Borrower shall promptly deliver to the Bank any such cash dividends as may be received by it in the form received, together with any necessary endorsements or assignments. Until so delivered, any such cash dividends received by the Borrower during the continuance of an Event of Default shall be held in trust for the benefit of the Bank and the Borrower shall segregate such cash dividends from other property of the Borrower or other persons. In the event that any such Event of Default has been waived and no Event of Default is continuing, the Bank shall give written notice thereof to the Borrower and any subsequent cash dividends payable in respect of the Liquidating REIT Stock pledged as Collateral shall be paid to the Borrower in accordance with Section 3.2(a).

          (c) The Bank shall also be entitled to receive directly, and to retain as part of the Collateral:

               (i) all other or additional stock or other securities or property (other than cash dividends on the Liquidating REIT Stock that are subject to the provisions of Sections 3.2(a) and (b), which shall be gov-erned thereby) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Collateral consisting of Liquidating REIT Stock subject to the Lien of this Agreement or any other Collateral;

               (ii) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Liquidating REIT Stock subject to the Lien of this Agreement by way of subdivision, stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement;

               (iii) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Liquidating REIT Stock subject to the Lien of this Agreement by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization or otherwise;

               (iv) all other or additional stock or other securities or property from time to time acquired by the Borrower in substitution for or in addition to any of the foregoing, including without limitation all common stock, all securities convertible into or exchangeable for Liquidating REIT Stock or other securities and all options, warrants and other rights to purchase Liquidating REIT Stock or other securities;

               (v) all certificates and instruments representing any of the foregoing, together with the interest coupons (if any) attached thereto; and
               (vi) all proceeds of any of the foregoing.

     SECTION 3.3    Liquidating REIT Stock Voting Rights.

          (a) Except as provided below, unless and until an Event of Default shall have occurred and be continuing, the Borrower shall be entitled to vote any and all Liquidating REIT Stock legally or beneficially owned by it with respect to any matter that does not constitute a Fundamental Change, and to give consents, waivers or ratifications in respect thereof with respect to any matter that does not constitute a Fundamental Change, provided that no vote shall be cast or any consent, waiver or ratification given with respect to any Liquidating REIT Stock legally or beneficially owned by the Borrower, whether or not subject to the Lien of this Agreement, or any action taken that would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement or any other Loan Document, or that would have the effect of impairing the position or interests of the Bank hereunder or thereunder.

          (b) The Bank shall vote the Liquidating REIT Stock subject to the Lien of this Agreement with respect to any Fundamental Change. The Borrower agrees to furnish promptly the Bank with such irrevocable proxies and other documents as may be necessary or appropriate to enable the Bank to vote such Liquidating REIT Stock.

          (c) Notwithstanding the foregoing, (a) in the event that an Event of Default has occurred and is continuing, at the option of the Bank, all of the Liquidating REIT Stock subject to the Lien of this Agreement will be voted by the Bank and (b) after the commencement of any Liquidation Period, the Liquidating REIT Stock subject to the Lien of this Agreement will be voted by the Bank with respect to all matters.

     SECTION 3.4    Rights of Bank and Borrower During the Liquidation Period.

     Whenever in this Article III it is provided that any right with respect to the Collateral may be exercised by the Borrower prior to any Liquidation Period, such right, nevertheless, may be exercised by the Borrower during such Liquidation Period, but only if and so long as written consent to such exercise has been received by the Borrower from the Bank.

     SECTION 3.5    Maintenance of Collateral.

     The Aggregate Fair Market Value of the Collateral with respect to the Loans will be at least equal to 175 percent of the aggregate principal amount of the Loans outstanding at any time. In the event that the Aggregate Fair Market Value of the Collateral is less than 175 percent of the aggregate principal amount of the Loans outstanding on any Valuation Date, the Borrower, within ten Domestic Business Days shall, unless otherwise cured as a result of an increase in the Aggregate Fair Market Value of the Collateral, prepay the Loans or deliver to the Bank sufficient Liquidating REIT Stock, so that the Aggregate Fair Market Value of Liquidating REIT Stock subject to the Lien of this Agreement shall be at least equal to 175 percent of the aggregate principal amount of the Loans outstanding on such Valuation Date. If additional Col-lateral is delivered by the Borrower in satisfaction of the provisions of this
Section 3.5, such Collateral shall be delivered to the Bank, in the manner provided under Sections 2.1 and 2.2.

     SECTION 3.6    Redelivery of Collateral.

          (a) In the event that the Aggregate Fair Market Value of Collateral subject to the Lien of this Agreement is equal to or greater than 185 percent of the aggregate principal amount of the Loans outstanding on any Valuation Date, and no Event of Default has occurred and is continuing, the Borrower may furnish to the Bank an Officer's Certificate requesting the reassignment to the Borrower of any Collateral, which Officer's Certificate shall state the date (the "Removal Date") of the proposed reassignment (which shall not be earlier than five Domestic Business Days after delivery of such Officer's Certificate and shall be the first Domestic Business Day of January, April, July or October) and shall set forth facts showing that the reassignment is authorized by this
Section 3.6. On the Removal Date, the Borrower shall deliver, or cause to be delivered, to the Bank a certificate describing and valuing the Collateral to be reassigned and dated, and containing valuations as of, the Removal Date, which shows that the Aggregate Fair Market Value of Eligible Collateral subject to the Lien of this Agreement is equal to or greater than 185 percent of the aggregate principal amount of Loans outstanding. Promptly after receipt of such certificate, the Bank shall promptly reassign and deliver, without recourse, representation or warranty of any kind, Collateral specified in such Officer's Certificate to the Borrower (or as the Borrower directs) and the Bank shall promptly execute and deliver to the Borrower such instruments of transfer, assignment, release, discharge, termination and satisfaction and evidence of such release and delivery, without recourse, representation or warranty of any kind, in such forms as the Borrower may reasonably request to remove from the Lien of this Agreement such Collateral, to vest in the Borrower such Collateral and to evidence properly such action. It is understood that the Borrower may exercise its rights under and subject to the conditions of this Section 3.6 to recover sole possession of Collateral, including, without limitation, that resulting from changes in the Aggregate Fair Market Value of Collateral subject to the Lien of this Agreement.

          (b) Notwithstanding anything to the contrary herein contained, during any Liquidation Period, the Borrower may not obtain any release or reassignment of Collateral under this Section 3.6

                                   ARTICLE IV
                           REPRESENTATIONS, WARRANTIES
                          AND COVENANTS OF THE BORROWER

     SECTION 4.1    Warranty of Title and Authority to Pledge.

     The Borrower represents, warrants and agrees that all the Collateral subject to the Lien of this Agreement is owned by the Borrower and pledged by it hereunder free and clear of any mortgage, pledge, security interest, lien, charge or encumbrance, except the Lien of this Agreement, and that it has full power and lawful authority to pledge and to assign, transfer and deliver such Collateral in the manner and form described herein or to cause such Collateral to be so pledged, assigned, transferred and delivered. Upon the delivery by the Borrower of the Initial Collateral and upon the delivery by the Borrower of any additional Collateral pursuant to this Agreement, the Borrower shall be deemed to represent that such Initial Collateral and all such additional Collateral, respectively, is owned by the Borrower and pledged by it hereunder free and clear of any mortgage, pledge, security interest, lien, charge or encumbrance, except the Lien of this Agreement, and that it has full power and lawful authority to pledge and to assign, transfer and deliver such Initial Collateral and such additional Collateral in the manner and form described herein or to cause such Initial Collateral and such additional Collateral to be so pledged, assigned, transferred and delivered. The Borrower hereby does, and until the Collateral is reassigned to the Borrower in accordance with this Agreement, will, warrant and defend the title of the Bank to the Collateral, whether now or hereafter pledged or assigned by the Borrower, against the claims and demands of all Persons whomsoever.

     SECTION 4.2    Protection of Title; Payment of Taxes, Liens, Etc.

          (a)  The Borrower will:

               (i) duly and promptly pay and discharge, or cause to be paid and discharged, before they become delinquent, all taxes, assessments, governmental and other charges levied, assessed or imposed upon or against any of the Collateral;

               (ii) duly observe and conform in all material respects with all requirements of any governmental authority imposed upon the Borrower relative to any of the Collateral, and all covenants, terms and conditions under or upon which any part thereof is held;

               (iii) cause to be paid and discharged all claims (including, without limitation, income taxes) which, if unpaid, might become a lien or encumbrance upon the Collateral;

               (iv) enforce collection of all payments due on the Collateral, and otherwise service, such Collateral, all in accordance with Borrower's customary practices; and

               (v) do all things and take all actions necessary to keep the Lien of this Agreement a first lien upon and a prior perfected security interest in the Collateral, and to protect its title to the Collateral against loss by reason of any foreclosure or other proceeding to enforce any lien, security interest or other encumbrances prior to, pari passu with or subordinate to the Lien of this Agreement.

          (b) Nothing contained in this Section 4.2 shall require the payment of any such tax, assessment, claim, lien or charge or the compliance with any such requirement so long as the amount thereof shall not materially affect the interest of the Bank in any of the Collateral and (a) the validity or applica-tion thereof shall be contested by the Borrower in good faith or (b) with respect to liens or encumbrances, the Borrower shall, at all times after learning thereof, act in good faith to remove any such lien or encumbrance.

          (c) The Borrower will not take any action that would in any manner impair the security arrangement provided for in this Agreement.

     SECTION 4.3    Liquidating REIT Stock.

          (a) The Borrower represents, warrants and agrees that all of the Liquidating REIT Stock now or hereafter subject to the Lien of this Agreement is, or will be, as the case may be, duly and validly issued by the Liquidating REIT, fully paid and non-assessable and was not and will not be issued in violation of any preemptive rights.

          (b) The Borrower represents and warrants that neither the Liquidating REIT nor any affiliate of the Liquidating REIT has any claim against the Borrower which could impair or reduce any distribution with respect to the Liquidating REIT Stock.

          (c) The Liquidating REIT Stock is the only outstanding security issued by the Liquidating REIT.

          (d) Upon each delivery by the Borrower of Liquidating REIT Stock as Collateral, the Borrower shall be deemed to make the representations and warranties set forth in Sections 4.3(a), (b) and (c).

     SECTION 4.4    Chief Executive Office; Trade Names.

          (a) The chief executive office and principal place of business of the Borrower is (and for at least the last four months has been) located at 11200 Rockville Pike, Rockville, Maryland 20852. The Borrower has not and does not operate in any jurisdiction under any trade names, fictitious names or other names except its legal name. The Borrower has not changed its identity or corporate structure since the reincorporation of the Borrower in Maryland on July 1, 1993.

          (b) The Borrower will not change its chief executive office and principal place of business, operate in any jurisdiction under any name other than its legal name or change its name, identity or corporate structure unless the Borrower has given 30 days' prior written notice thereof to the Bank and filed such financing statements and taken such other actions as are necessary so that the Lien of this Agreement is, and following any such change will continue to be, a first priority perfected security interest in and to all of the Collateral.

     SECTION 4.5    Further Assurances; Filings Recording.

          (a) The Borrower will execute and deliver, or cause to be executed and delivered, all such additional instruments and do, or cause to be done, all such additional acts as (i) may be necessary or proper to carry out the purposes of this Agreement and to make subject to the Lien hereof any property intended to be so subject, (ii) may be necessary or proper to transfer to any successors of the Bank the estate, powers, instruments and funds held in trust hereunder and to confirm the Lien of this Agreement, and (iii) the Bank may reasonably request for any of the foregoing purposes. The Borrower will also cause to be filed or recorded any instruments of conveyance, transfer, assignment or further assurance in all offices in which such filing or recording is necessary to the validity thereof or to give notice thereof. The Borrower, hereby authorizes the Bank to file, at the Borrower's expense, all such financing statements (including a copy of this Agreement), continuation statements and other documents as the Bank may deem necessary or advisable to make or keep effective the Lien of this Agreement.

          (b) At the request of the Bank, the Borrower will promptly cause any financing and continuation statements with respect to this Agreement to be recorded and filed in such manner and in such places, if any, as may in the opinion of counsel for the Bank, be required by law, in order to preserve and protect the rights of the Bank hereunder, and will pay all taxes and fees incidental to the recordation thereof.

     SECTION 4.6    Restriction on Amendment of Certain Instruments.

     The Borrower will not enter into any agreement providing for, or consent to, any modification, alteration or amendment of any Collateral, except as expressly permitted herein.

     SECTION 4.7    Advances by Bank.

     If the Borrower shall fail to perform any of its covenants contained in this Agreement, the Bank may (but shall not be obligated to) make advances to perform the same on behalf of the Borrower, and the Borrower will repay upon demand all sums so advanced, with interest after demand at 2% plus the Applicable Rate. All sums so advanced, with interest as aforesaid, shall be secured by this Agreement and shall constitute Obligations hereunder. No such advance shall be deemed to relieve the Borrower from any Event of Default hereunder or under the Credit Agreement or any default or event of default under any other Loan Document.

     SECTION 4.8    Fees, Expenses and Taxes of Bank.

     Subject to the applicable limitations set forth in the Credit Agreement, the Borrower shall pay to the Bank all reasonable fees and out-of-pocket expenses and documentary stamp, intangible and other similar taxes, if any, of the Bank (including fees and expenses of counsel to the Bank), payable in connection with the preparation, execution, delivery, administration and enforcement of this Agreement, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees, expenses and taxes; provided, however, that the Bank has notified the Borrower, or caused the Borrower to be notified, of any such fees, expenses and taxes.

                                    ARTICLE V
                              REMEDIES UPON DEFAULT

     SECTION 5.1    Commencement of Liquidation of Collateral.

     The Bank may liquidate the Collateral if (a) an Event of Default has occurred and is continuing, (b) any Obligations are due and owing to the Bank, and (c) the Bank has given notice thereof to the Borrower.

     SECTION 5.2    Liquidation of Collateral.

          (a) In the event liquidation of any Collateral is permitted or required pursuant to Section 5.1 hereof:

               (i) The Bank may sell for cash, or, at its option, credit or other property for immediate or future delivery, without recourse, and for such price or prices and on such other terms as it in its discretion may determine, all or any items of Collateral, in one or more sales, as it may deem expedient to obtain Collateral Proceeds from such Liquidation which, to the extent possible, in addition to any other Collateral Proceeds received by the Bank will be sufficient to pay the amounts owing; provided, however, that such Collateral may be sold at private or public sale in any manner not inconsistent with applicable state and federal law; and

               (ii) The Bank may proceed by one or more suits, actions or proceedings at law or in equity or otherwise or by any other appropriate remedy, to enjoin any sale or disposition of the Collateral by the Borrower or any Person claiming under or by assignment from the Borrower or otherwise, or to realize on any security for such Collateral, or to foreclose this Agreement or to sell such Collateral under a judgment or decree of a court or courts, or by the enforcement of any such other appropriate legal or equitable remedy as the Bank, being advised by counsel, shall deem most effectual to protect and enforce any of its rights or powers; and

               (iii) The Bank may otherwise exercise, in general, all rights and remedies of a secured party under the Uniform Commercial Code as in effect in the District of Columbia or any other applicable jurisdiction; and

               (iv) The Bank is hereby irrevocably appointed the true and lawful attorney of the Borrower in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the Collateral thus sold pursuant to this Agreement to pay the amounts owing; and for that purpose the Bank may execute all such documents and instruments; and the Borrower hereby ratifies and confirms all that its said attorney shall lawfully do by virtue thereof; and

               (v) If so requested by the Bank or any purchaser, the Borrower shall ratify and confirm any such sale or transfer by executing and delivering to the Bank or to such purchaser or purchasers all reasonably necessary deeds, bills of sale, instruments of assignment, conveyance or transfer and releases as may be designated in any such request; and

               (vi) To the extent permitted by law, the Bank may bid for and purchase any of the Collateral at Fair Market Value, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Collateral in its own absolute right without further accountability; and

               (vii) The receipt of the Bank or the officer making such sale under judicial proceedings shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative, executors, administrators, heirs, successors or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof; and

               (viii) Any such sale shall operate to divest the Borrower of all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, in and to the Collateral so sold, and shall be a perpetual bar both at law and in equity against the Borrower, and its successors and assigns and any and all persons claiming or who may claim the Collateral sold or any part thereof from, through or under the Borrower, or its successors and assigns; and

               (ix) Any monies collected by the Bank upon any sale made either under the power of sale given by this Agreement or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Agreement, shall be applied as provided in Section 5.5.

          (b) Notwithstanding any other provisions hereof, the Bank may hold any Liquidating REIT Stock that is subject to the Lien of this Agreement, collect dividends, distributions and other payments made in respect thereof and apply such amounts, which constitute Collateral Proceeds hereunder, as provided in Section 5.5 hereof. The Borrower hereby acknowledges and agrees that it is a commercially reasonable action by the Bank to liquidate the Liquidating REIT Stock in this manner rather than by disposition of such Collateral. Further, the Borrower agrees that holding the Liquidating REIT Stock for purposes of collecting and applying Collateral Proceeds in this manner, or pending disposition of some or all of the Liquidating REIT Stock, shall not constitute a retention of collateral or proposal to retain collateral in satisfaction of the Obligations, under Section 9-505 of the Uniform Commercial Code as in effect in the District of Columbia or under any other applicable law, provided that the Collateral Proceeds are applied to the Obligations.

          (c) Notwithstanding the provisions of Section 5.2, in the event liquidation of any Collateral is permitted or required pursuant to Section 5.1 hereof the Bank shall permit the sale of any Liquidating REIT Stock that is subject to the Lien of this Agreement, free and clear of such Lien, by the Bor-rower to any purchaser (including, without limitation, pursuant to an underwritten public offering) provided that (i) upon the release of such Lien the Bank receives payment in full of all outstanding Obligations and (ii) an Opinion of Counsel, in form and substance satisfactory to the Bank, is delivered to the Bank that the sale of such Liquidating REIT Stock was made in compliance with (or was exempt from) the registration requirements of the Securities Act of 1933, as amended, as then in effect (or any similar statute then in effect) and the requirements of applicable state "blue sky" or securities laws.

     SECTION 5.3    Registration.

          (a) If an Event of Default shall have occurred and be continuing and the Borrower shall have received from the Bank a written request or requests that the Borrower cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Collateral, the Borrower as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral, including, without limitation, registration under the Securities Act of 1933, as amended, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, provided that the Bank shall furnish the Borrower such information regarding the Bank as the Borrower's Counsel certifies in writing is required in connection with any such registration, qualification or compliance. The Borrower will cause the Bank to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Bank such number of prospectuses, offering circulars or other documents incident thereto as the Bank from time to time may reasonably request, and will indemnify the Bank and all others participating in the distribution of such Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Borrower by the Bank expressly for use therein.

          (b) If at any time when the Bank shall determine to exercise its right to sell all or any part of the Collateral pursuant to Section 5.2, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended, as then in effect (or any similar statute then in effect), the Bank may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Bank may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Bank, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act (or any similar statute then in effect), (ii) may approach and negotiate with a single possible purchaser to effect such sale, (iii) may restrict the number of prospective bidders or purchasers, (iv) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for it own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof, and (v) may otherwise require that such sale be conducted subject to restrictions as to such other matters as the Bank may deem necessary in order that such sale may be effected in such manner as to comply with all applicable securities and "blue sky" laws. In the event of any such sale, the Borrower hereby acknowledges that, notwithstanding that a higher price might be obtained for the Collateral at a public sale than at a private sale or sales, the making of a public sale of the Collateral is subject to registration requirements under federal and state securities laws and similar other legal restrictions compliance with which would require such actions on the part of the Borrower, would entail such expenses, would result in such delay and would subject the Bank, any underwriter through whom the Collateral may be sold and any controlling Person of any thereof to such liabilities, as would make a public sale of the Collateral impractical. Accordingly, the Borrower hereby agrees that private sales made by the Bank in accordance with the provisions hereof may be at prices and on other terms less favorable to the seller and the Borrower than if the Collateral were sold at a public sale (so long as the price and other terms are commercially reasonable under the circumstances), and that the Bank shall not have any obligation to take any steps in order to permit the Collateral to be sold at a public sale. The Borrower also hereby acknowledges that any private sale of the Collateral is subject to compliance with federal and state securities laws.

     SECTION 5.4 The Bank May File Proofs of Claim in Judicial Proceedings; Judicial Proceedings Instituted by the Bank.

          (a) The Bank in its own name, shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Bank based upon the provisions of this Agreement allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Borrower or the Liquidating REIT, the creditors of the Borrower or the Liquidating REIT, or the Collateral, and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized to make payments with respect to such claims to the Bank.

          (b) In case the Bank shall have proceeded to enforce any right under this Agreement by suit, foreclosure or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Bank then, subject to such determination, the Borrower and the Bank shall be restored without further acts to their respective former positions and rights hereunder, and all rights, remedies and powers of the Bank shall continue as though no such proceedings had been taken.

     SECTION 5.5    Application of Collateral Proceeds.

     Unless otherwise provided herein, any Collateral Proceeds collected, received or to be applied by the Bank shall be applied in the following order from time to time on the date or dates fixed by the Bank:

     First: to the payment of all taxes, assessments or liens with respect to the Collateral that are prior to the Lien of this Agreement, except those subject to which any sale shall have been made, all costs and expenses of collection, including the cost and expenses of handling the Collateral, and the costs and expenses of any sale of the Collateral pursuant to the provisions of this Article and of the enforcement of any remedies hereunder and, to the extent incurred in connection with the Credit Agreement, this Agreement or the other Loan Documents, to the payment of reasonable compensation to the Bank and its agents, attorneys and counsel, and all reasonable out-of-pocket expenses, liabilities and advances incurred or made by the Bank in accordance with this Agreement;

     Second: to the payment of all outstanding Obligations in such order as the Bank in its sole discretion elects in accordance with the terms of the Credit Agreement (the Borrower remaining liable for any deficiency); and

     Third: any surplus then remaining shall be paid to or at the direction of the Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

     SECTION 5.6    Waiver of Appraisement Valuation, Stay, Right to
Marshalling.

     To the extent it may lawfully do so, the Borrower, for itself and for any Person who may claim through or under it, hereby:

          (a) agrees that neither it nor any such Person will set-off, plead, claim or in any manner whatsoever take advantage of, any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, that may delay, prevent or otherwise hinder (i) the performance or enforcement or foreclosure of this Agreement and the Credit Agreement, (ii) the sale of any of the Collateral, or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

          (b)  waives all benefits or advantage of any such laws;

          (c) waives and releases all rights to have the Collateral marshalled upon any foreclosure, sale or other enforcement of this Agreement; and

          (d) consents and agrees that, subject to the terms of this Agreement, all Collateral may at any such sale be sold by the Bank as an entirety.

     SECTION 5.7    Remedies Cumulative: Delay or Omission Not a Waiver.

     To the extent permitted by law and not otherwise provided to the contrary under this Agreement, every remedy given hereunder to the Bank shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or the terms of this Agreement. The Bank may exercise all or any of the powers, rights or remedies given to them hereunder or which may be now or hereafter given by statute, law or equity or otherwise as they may elect. No course of dealing between the Borrower and the Bank or any delay or omission of the Bank to exercise any right, remedy or power accruing with respect to this Agreement, the Credit Agreement or the other Loan Documents shall impair any right, remedy or power or shall be construed to be a waiver of any Default or Event of Default or of any right of the Bank or acquiescence therein, and every right, remedy and power given by this Article V to the Bank may, to the extent permitted by law, be exercised from time to time and as often as may be deemed expedient by the Bank.

                                   ARTICLE VI
                                  MISCELLANEOUS

     SECTION 6.1    Form of Documents Delivered to Bank.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and another Person as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Borrower may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representation by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certification or opinion of, or representations by, any officer or officers of the Borrower, unless such Person or counsel knows, that the certificate or opinion or representations with respect to such matters are incorrect or incomplete. Any Opinion of Counsel may be stated to be based on the opinion of other counsel, in which event it shall be accompanied by a copy of such other opinion. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

     SECTION 6.2    Notices.

     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party: at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective when received, except that notices, given by certified mail, return receipt requested, which are returned as refused or undeliverable, shall be deemed given on the date mailed.

     SECTION 6.3    Amendments and Waivers.

     Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank.

     SECTION 6.4    Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Bank.

     SECTION 6.5    Governing Law; Submission to Jurisdiction.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE DISTRICT OF COLUMBIA WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES THEREOF. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the District of Columbia and of any District court for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 6.6    Counterparts; Integration.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     SECTION 6.7    WAIVER OF JURY TRIAL.

     EACH OF THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. This waiver of right to a trial by jury is separately given, knowingly and voluntarily, by each of the Borrower and the Bank, and this waiver is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. Each of the Borrower and the Bank is hereby authorized and requested to submit this Agreement to any court having jurisdiction over the subject matters and the parties hereto, so as to serve as conclusive evidence of the parties' herein contained waiver of the right to trial by jury. Further, each of the Borrower and the Bank hereby certifies that no representative, attorney or agent of any other party has represented, expressly or otherwise, to the Borrower or the Bank that any other party will not seek to enforce this waiver of right to trial by jury provision.

     SECTION 6.8    Severability of Provisions.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provisions in any other jurisdiction.

     SECTION 6.9    Effect of Headings.

     The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

     SECTION 6.10   Legal Holidays.

     In any case where any payment or any date by which any report is due pursuant to any provision of this Agreement shall not be a Domestic Business Day, then (notwithstanding any other provision of this Agreement) such payment or delivery of such report need not be made on or by such date, but may be made on or by the next succeeding Domestic Business Day with the same force and effect with respect to any payment, as if made on the payment due date, provided that interest will continue to accrue on such payment, as provided herein, and with respect to any such report, as if delivered by the stated report due date.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                         CRIIMI MAE INC.


                         By:    /s/ Jay R. Cohen
                                ------------------------
                         Title: Executive Vice President

                         Notice Address:

                         The CRI Building
                         11200 Rockville Pike
                         Rockville, Maryland 20852
                         Attention:  H. William Willoughby, President
                         Telecopy number:    (301) 231-0396
                         Verification:       (301) 468-9200 (x246)

                         With a copy of any notices to:

                         The Office of the General Counsel

                         THE RIGGS NATIONAL BANK OF WASHINGTON, D.C.


                         By:     /s/ David H. Olson
                                 ------------------
                         Title:  Vice President

                         Notice Address:

                         2400 Research Boulevard
                         Suite 200
                         Rockville, Maryland 20850
                         Attention:  David H. Olson, Vice President
                         Telecopy number:    (301) 417-2074
                         Verification:       (301) 417-2077